Exhibit 32

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Admiral Financial Corp., Inc. (the "Company") on Form 10-K for the period ending June 30, 2023 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Wm. Lee Popham, President and Principal Financial Officer of the Company, certify, pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: September 26, 2023

/s/ Wm. Lee Popham
Wm. Lee Popham President
Admiral Financial Corp.

/s/ Wm. Lee Popham
Wm. Lee Popham Principal Accounting Officer
Admiral Financial Corp.